 Independent Auditors' Report The Board of Directors and Stockholders

Corning Natural Gas Corporation:

We have audited the accompanying consolidated balance sheet of Corning Natural Gas Corporation and Subsidiary (the Company) as of September 30, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presently fairly, in all material respects, the financial position of Corning Natural Gas Corporation and Subsidiary at September 30, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/S/ KPMG LLP

November 15, 1999